UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): March 15, 2016

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas
75225
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 15, 2016, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an Increase and Second Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends that certain Amended and Restated Credit Agreement, dated as of June 30, 2015, (the “Original Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), in order to provide for an increase to the aggregate principal amount of its credit facility from $750 million to $860 million with Wells Fargo Bank, National Association as administrative agent and lender; JPMorgan Chase Bank, N.A. as syndication agent and lender; and the other lenders from time to time parties thereto; Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners; and U.S. Bank National Association and Fifth Third Bank, as co-documentation agents. The Amendment increases Tier OP’s previous $225 million revolving line of credit to $285 million (the “Revolving Facility”) and increases Tier OP’s previous five-year, $250 million term loan facility to $300 million (the “Five-Year Term Facility”), in addition to the previous seven-year, $275 million term loan facility (the “Seven-Year Term Facility,” together with the Five-Year Term Facility, the “Term Loan Facility,” and together with the Five-Year Term Facility and the Revolving Facility, the “Facility”). Following the Amendment, available borrowings under the Facility are based on certain financial covenants of our unencumbered pool properties as set forth in the Credit Agreement. Subject to the satisfaction of conditions set forth in the Credit Agreement, we may request additional increases in the Revolving Facility or receive additional loans under the Term Loan Facility by an additional $225 million in the aggregate.

Prior to closing, the Company certified that it had met certain financial covenants for two consecutive quarters and satisfied certain other conditions in the Original Credit Agreement, and a collateral release event was deemed to have occurred immediately prior to the effectiveness of the Amendment, and the administrative agent authorized the release of the liens on the collateral pool properties. All amounts owed under the Facility continue to be guaranteed by us and certain subsidiaries of Tier OP, but as a result of the collateral release event, the Facility was converted to an unsecured structure and is no longer secured by a perfected first priority lien and security interest in any of our properties.

We intend to use the additional proceeds of the Five-Year Term Facility to repay the outstanding construction loan related to our Two BriarLake Plaza property in Houston, Texas. At closing, under the Revolving Facility, we had $110 million of borrowings outstanding and did not draw any additional proceeds. We intend to use the Facility to repay upcoming debt maturities, to finance any future acquisitions and for general corporate purposes.

The Five-Year Term Facility matures on December 18, 2019; the Seven-Year Term Facility matures on June 30, 2022; and the Revolving Facility matures on December 18, 2018 and can be extended one additional year upon payment of an extension fee in an amount equal to 20 basis points based on the total commitment amount of the Revolving Facility and subject to certain conditions.

Loans under the Facility will bear interest at an annual rate that is equal to either, at Tier OP’s election, (1) the “base rate” (calculated as the greatest of (i) the agent’s “prime rate”; (ii) 0.5% above the Federal Funds Rate; or (iii) LIBOR for an interest period of one month plus 1.0%) plus an applicable margin ranging from 40 to 120 basis points for loans under the Revolving Facility, from 35 to 115 basis points for loans under the Five-Year Term Facility, and from 70 to 150 basis points for loans under the Seven-Year Term Facility, or (2) LIBOR plus an applicable margin ranging from 140 to 220 basis points for loans under the Revolving Facility, from 135 to 215 basis points for loans under the Five-Year Term Facility, and from 170 to 250 basis points for loans under the Seven-Year Term Facility, with each applicable margin depending on the ratio of total indebtedness to total asset value.

At closing, Tier OP chose the LIBOR rate with an applicable margin of 150 basis points for the additional borrowings under the Five-Year Term Facility, which equates to an interest rate of approximately 1.94%. For current borrowings outstanding under the Revolving Facility, Tier OP chose the LIBOR rate with an applicable margin of 155 basis points, which equates to an interest rate of approximately 1.98%. In October 2014, we entered into two interest rate swap agreements to hedge the interest rate on $250 million of borrowings under the Five-Year Term Facility to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.69%, plus the applicable margin of 1.50%, for an interest rate of approximately 3.19% for $250 million of the $300 million of borrowings under the Five-Year Term Facility. In March 2015, we entered into two additional interest rate swap agreements to hedge the interest rate on the $275 million of borrowings under the Seven-Year Term Facility to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.77%, plus the applicable margin of 1.85%, for an interest rate of approximately 3.62% for borrowings under the Seven-Year Term Facility.

Tier OP has the right to prepay any outstanding amounts of the Revolving Facility, the Five-Year Term Facility, and, after June 30, 2017, the Seven-Year Term Facility, in whole or in part, at any time without penalty or premium upon delivery of three business days prior written notice, provided that any partial payment is in a minimum amount of $1 million. Premiums for portions of the Seven-Year Term Facility prepaid prior to June 30, 2017 will be 2% for prepayments on or before June 30, 2016, and 1% for prepayments on June 30, 2016 and before June 30, 2017.

All other material terms of the Credit Agreement, including events of default; affirmative, negative and financial covenants; and representations, warranties and borrowing conditions, remain the same.

The information set forth above with respect to the Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On March 15, 2016, we issued a press release with respect to the Amendment.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press Release, dated March 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: March 15, 2016	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 15, 2016